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                                  VAXCEL, INC.
                                   Exhibit 11
                        Computation of Net Loss Per Share



COMPUTATION OF LOSS PER SHARE - PRIMARY

                                                     Three Month Period Ended March 31,
                                                     ----------------------------------
                                                            1997            1996
                                                         ---------       ---------
Net loss                                                 $ (342,973)     $ (292,793)
                                                         ==========      ==========

Average number of common shares outstanding               8,250,004       8,000,000
Common shares issuable assuming exercise of
     stock options and warrants                                   0 (1)           0 (1)
                                                         ----------      ----------

Total shares                                              8,250,004       8,000,000
                                                         ==========      ==========

Net loss per share                                       $    (0.04)     $    (0.04)
                                                         ==========      ==========




COMPUTATION OF LOSS PER SHARE - FULLY DILUTED

Net loss                                                 $ (342,973)     $ (292,793)
                                                         ==========      ==========

Average number of common shares outstanding               8,250,004       8,000,000
Common shares issuable assuming exercise of
     stock options and warrants                                   0 (1)           0 (1)
                                                         ----------      ----------

Total shares                                              8,250,004       8,000,000
                                                         ==========      ==========

Net loss per share                                       $    (0.04)     $    (0.04)
                                                         ==========      ==========




(1) Stock options and warrants outstanding are excluded from the computation of net loss per share since their effect would be antidilutive.




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